Exhibit 10.20.5

LEASE AMENDMENT FOUR (Satellite Dish)	174D (1/00)

THIS LEASE AMENDMENT FOUR (“Amendment”) is made and entered into as of the 15th day of May, 2001, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and Mesa Air Group, Inc., a Nevada corporation (“Tenant”).

A.        Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated October 16, 1998, for premises known as Suites 175, 230, and 700 (the “Premises”) in the building (the “Building”) known as Three Gateway, located at 410 N. 44th Street, Phoenix, Arizona 85008 (the “Property”), as it may have been previously amended (collectively, and as amended herein, the “Lease”).

B.        The parties mutually desire to amend the Lease on the terms hereof.

NOW, THEREFORE, the parties hereby agree as follows:

1.        Roof Space and Roof Items. Landlord hereby grants Tenant a non-exclusive license to use a portion of the roof, or a position on the parapet or penthouse or other such area near the top of the Property or top of any garage or other such structure associated therewith (“Roof Space”), as designated by Landlord in writing, subject to the other provisions hereof. Tenant shall use the Roof Space only for the purpose of installing the following item or items (the “Roof Items”): one (1) satellite reception dish, which shall under no circumstances exceed 18 inches wide by 18 inches tall. The term (“Term”) of this license shall commence on July 1, 2001, and continue until the earlier to occur of the expiration or earlier termination of the Lease or, at Landlord’s option, Tenant’s abandonment or failure to use the Premises or Roof Space or Roof Items, or otherwise by Landlord on thirty days notice.

2.        Payments. Tenant shall pay Landlord, as consideration for reserving the Roof Space and as additional Rent under the Lease, $50.00 (“Roof Charges”) on or before the first day of each calendar month of the Term without prior demand, deduction, set-off or counterclaim. Tenant shall also reimburse Landlord for: (a) all utilities consumed by the Roof Items, as reasonably estimated by Landlord’s engineer, within 30 days after Landlord bills the same from time to time, and (b) all out-of-pocket costs which Landlord pays to consultants and other parties (such as but not limited to telecommunications, structural and roofing consultants, engineers and contractors) in connection with the Roof Items or the license granted hereunder, together with an amount equal to fifteen percent (15%) thereof to cover Landlord’s overhead, within thirty days after presentation to Tenant by Landlord of invoices therefor.

3.        Installation.

a.        Roof Items. Tenant shall not install the Roof Items, or thereafter make any alterations, additions or improvements to the roof or the Roof Items, or remove the Roof Items, without the prior written consent of Landlord concerning all details thereof, including, but not limited to, the location of the Roof Space. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord’s sole discretion for Roof Items or work affecting the structure or safety of the Property, or any other parties’ rights, or the appearance of the Property from any common or public areas. Landlord shall approve or reject the proposed installation of the Roof Items within a reasonable time after Tenant submits (i) plans and specifications for the installation of the Roof Items, and (ii) copies of all required governmental, quasi-governmental and other approvals, permits, licenses, and authorizations which Tenant will obtain at its own expense (including, but not limited to, approvals from any architectural or design review committee established under any covenants, conditions and restrictions applicable to the Property). Landlord also reserves the right to require that: (a) the Roof

Items be placed in a manner that is not attached to the Property and that does not penetrate the roof (e.g. placed in a movable container), (b) any installation or other work be done in accordance with any Property rules, standards or other requirements for roof equipment and/or under the supervision of Landlord’s employees or agents, and in a manner so as to avoid damage to the Property, (c) roof pavers or walk pads be installed on the roof, at Tenant’s sole cost, to provide a means of access to the Roof Space, (d) screening of a material prescribed by Landlord be installed, at Tenant’s sole cost, to prevent the Roof Items from being visible to the public or to other tenants or from other buildings, and (e) all work be performed by contractors approved or designated by Landlord (and any work affecting the roof must be performed only by Landlord’s designated roofing contractor). All work shall be performed in a good and workmanlike manner and best industry practices and procedures, in accordance with all governmental requirements and in accordance with all provisions of the Lease respecting work to the Premises.

b.        Connecting Lines and Related Equipment. If Tenant needs to connect the Roof Items to any other equipment, including connections via telecommunications cables (“Lines”) to the Premises, Tenant shall: (i) obtain Landlord’s prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor reasonably designated or approved in writing in advance by Landlord, (iii) comply with such reasonable inside wire standards and procedures as Landlord may adopt from time to time, including Landlord’s requirements respecting access to and use of the wire closets, riser system and main distribution frame (“MDF”), and all other provisions of this Lease, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines except as may be permitted by code, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). In addition, all such work shall be performed in a good and workmanlike manner and best industry practices and procedures, in accordance with all governmental requirements and in accordance with all provisions of the Lease respecting work to the Premises.

4.        Condition; Permits. Tenant has inspected the roof and agrees to accept the same hereunder “as is”. Landlord does not represent or warrant that use of the roof hereunder will comply with any applicable federal, state, county or local Laws or ordinances or the regulations of any of their agencies, nor any covenants, conditions or restrictions that may apply to the Property, nor that the roof will be suitable for Tenant’s purposes. Tenant agrees that Tenant shall at all times comply with any applicable federal, state, county or local laws or ordinances, pertaining to Tenant’s use of the roof or the Roof Items, and all applicable covenants, conditions and restrictions. Tenant’s failure or inability to obtain any necessary permits, approvals, variances or waivers respecting the Roof Items shall not excuse Tenant from any obligations under this Lease; any variances or waivers shall be subject to Landlord’s prior written approval to determine whether such variances or waivers may limit any rights to place or maintain other roof items at the Property or otherwise adversely affect Landlord or the Property.

5.        Roof or Other Property Damage; Removal of Roof Items. Tenant shall take all appropriate actions to prevent any roof or building leaks or other damage or injury to the Roof Space or the Property or contents thereof (collectively, “Property Damage”) caused by Tenant’s use of the Roof Space or its installation, use, maintenance or removal of the Roof Items, and shall promptly notify Landlord of any such Property Damage. In the event of any such Property Damage, Landlord may: (i) require that Tenant pay Landlord’s reasonable costs for repairing such Property Damage within fifteen days after Landlord submits an invoice and reasonable supporting documentation therefor, or (ii) require that Tenant perform the necessary repairs in a good and workmanlike manner using a contractor designated or approved by Landlord at Tenant’s expense within fifteen days after Landlord’s notice. Upon termination of the Lease or this Exhibit, Tenant shall disconnect and remove the Roof Items, and, at Landlord’s written election, any Lines installed by or for Tenant hereunder. If Tenant does not immediately remove the Roof Items or Lines when so required, Tenant hereby authorizes Landlord to remove and dispose of the same and Tenant shall promptly pay Landlord’s reasonable charges for doing so. Any Lines not required to be removed pursuant to this Section shall, at Landlord’s option, become the property of Landlord (without payment by Landlord).

6.        Miscellaneous. Except to the extent expressly inconsistent herewith, all rights and obligations of the parties respecting the Premises under the Lease shall apply to the Roof Space and Roof Items, including, without limitation, obligations respecting compliance with laws, hazardous materials, repairs, casualty damage, indemnities and insurance (including waivers of insurers’ subrogation rights). Landlord shall permit Tenant reasonable access to the roof for the purposes permitted hereunder, during normal business hours at the Property upon reasonable advance notice and scheduling through Landlord’s management and security personnel. Access after normal business hours may be granted by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose. Landlord reserves the right to enter the roof, without notice, at any time for the purpose of inspecting the same, or making repairs, additions or alterations to the Property, or to exhibit the roof to prospective tenants, purchasers or others, or for any other reason not inconsistent with Tenant’s rights hereunder. In connection with exercising such rights, upon ten days prior written or oral notice to Tenant’s on-site manager (except that no notice shall be required in an emergency, e.g. to repair roof leaks associated with the Roof Space or Roof Items), Landlord may temporarily disconnect the Roof Items and/or move the Roof Items. Landlord also reserves the right, from time to time upon thirty days prior written notice to Tenant, to relocate the Roof Space and/or move or require that Tenant move the Roof Items, to another location or locations, provided: (i) Landlord shall use reasonable efforts to provide such other space that will be reasonably comparable and feasible for Tenant’s purposes, and (ii) Landlord shall pay all reasonable, direct, out-of-pocket expenses incurred by Tenant in connection therewith (excluding lost profits of other consequential damages). Tenant may not assign or sublicense its rights under this Exhibit, nor let any other party tie into or use the Roof Items or the roof, and Tenant may not transmit or distribute signals through the Roof Items to any parties not affiliated with Tenant, and any attempt to assign, sublicense, transmit or distribute signals in violation of the foregoing shall be null and void. Tenant shall comply with all FCC requirements, and shall not use the roof or the Roof Items so as to interfere in any way with the ability of Landlord or its tenants and occupants of the Property and neighboring properties to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort, nor so as to interfere with the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on the roof or any floor or area of the Property or other property. If Tenant violates this Exhibit, Landlord shall have the right to disconnect the Roof Items until the violations are cured (without limitation as to Landlord’s other remedies under the Lease or at law or equity).

7.        Brokers. Tenant hereby represents and warrants that Tenant has not dealt with any broker, salesman, agent or finder in connection with this Amendment, and agrees to defend, indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, losses, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker, salesman, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

8.        Guarantors. This Amendment is subject to, and conditioned upon, the written acceptance hereof by all guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is expressly waived in writing by Landlord.

9.        Confidentiality. Tenant shall keep the content and all copies of this document and the Lease, all related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential.

10.        Limitation of Landlord’s Liability. Tenant agrees to look solely to Landlord’s interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with the Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall Landlord be liable to Tenant for any consequential damages. If Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

11.        Whole Amendment; Full Force and Effect; Conflicts. This Amendment shall no be binding unless and until signed and delivered by both parties. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect; provided, this Amendment is intended to supersede any prior rights of Tenant to have any satellite dishes, antennas or other such equipment on the roof or other exterior areas of the Property, and all such provisions are hereby deleted. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control. This Amendment may be further modified only in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL] an Illinois limited partnership

	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner

		By:	CMD REIM IV, Inc., an Illinois corporation,
its general partner

By: /s/ Lee Moreland
Name: Lee Moreland
Its: Vice President

TENANT:	MESA AIR GROUP, INC. [SEAL] a Nevada corporation

By: /s/ Michael J. Lotz
Name: Michael J. Lotz
Its: President & COO

GUARANTORS:

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